UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

HERITAGE FINANCIAL GROUP

(Exact name of Registrant as specified in its charter)

United States	000-51305	45-0479535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
 (Address of principal executive offices)

(229) 420-0000
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On June 7, 2010, Heritage Financial Group issued a press release announcing that it will establish a loan production office (LPO) in Valdosta, Georgia, marking the Company's entry into another new market and continuing Heritage Financial Group's efforts to expand its footprint in South Georgia and North Central Florida.  The LPO is expected to open immediately and will be temporarily located at 103 Roosevelt Drive. The Company expects to open a full service banking location in Valdosta once a suitable branch location is secured and following regulatory approval.

The Company also announced that it has hired three seasoned and locally experienced bankers in the market to establish the new LPO.  These include David Durland, formerly CEO of First State Bank and Trust in Valdosta.  In his new role, David will serve as the Valdosta Market President for HeritageBank of the South.  Joining him from First State Bank in the transition is senior lender Ed Hutchinson, who will be Senior Vice President and Senior Lender, and Terry Bennett, the main commercial lender for First State Bank in Valdosta, who will be Senior Vice President and Commercial Banker.

The full text of the press release is set forth in Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	99	Press Release dated June 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP

Date:	June 7, 2010	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99	Copy of press release issued by the Company on June 7, 2010.